UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 11, 2007
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	1-33169 (Commission File Number)	41-1967918 (IRS Employer Identification No.)
14700 Martin Drive
Eden Prairie, Minnesota 55344
(Address of principal executive offices, including zip code)
(952) 564-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
     On June 11, 2007, we executed a statement of work with Spanlink Communications, Inc. relating to the acquisition of a communications system for a new office location. The statement of work specifies a Cisco Unified Communications system, including hardware, software and services in connection with the installation and maintenance of the system, and arises out of a proposal from Spanlink and a master services agreement signed by the parties in April 2007. Brett A. Shockley, one of our directors, is the President, Chairman, a Director and principal shareholder of Spanlink Communications, Inc. We estimate that the amount of the contract will be $206,000. We believe the communication system to be acquired from Spanlink and the cost thereof to be competitive with systems that could be provided by unrelated parties.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2007	Wireless Ronin Technologies, Inc.
	By:	/s/ John A. Witham
John A. Witham
Executive Vice President and Chief Financial Officer

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